SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 29, 1997


                         American Country Holdings Inc.
               (Exact name of registrant as specified in charter)


       Delaware                      0-22922                     06-0995978
(State or other juris-             (Commission                  (IRS Employer
  diction of incorp-              File Number)               Identification No.)
       oration)


222 N. LaSalle Street, Chicago, Illinois                              60601-1105
(Address of principal executive offices)                              (Zip code)


       Registrant's telephone number, including area code: (312) 456-2000


                            The Western Systems Corp.
                        c/o Janney Montgomery Scott, Inc.
                      26 Broadway, New York, New York 10004
          (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

          On July 29, 1997, American Country Holdings Inc. (formerly "The Western Systems Corp." and hereinafter the "Company"), through two newly-organized wholly-owned subsidiaries acquired substantially all assets and assumed substantially all liabilities of American Country Insurance Company ("Old American Country") and its wholly-owned subsidiary, American Country Financial Services Corp., for cash of $40,250,000 (the "Acquisition"), pursuant to an asset purchase agreement dated April 30, 1997. Financing for the Acquisition was provided by the Company's cash on hand of approximately $8,890,000, approximately $26,700,000 from the sale by the Company of 24,001,029 shares of its Common Stock and the balance from a bank under a revolving credit facility (see "Item 5. Other Events" below). Following the Acquisition, the two wholly-owned subsidiaries of the Company changed their names to the former names of the two entities whose assets they acquired (i.e. American Country Insurance Company and American Country Financial Services Corp.).

      American Country Insurance Company is a property and casualty insurance company, domiciled in the State of Illinois, which underwrites and markets commercial, specialty and personal lines of insurance. Commercial lines, principally workers' compensation, multi-peril, and auto and physical damage, accounted for approximately 46.8% of Old American Country's direct premiums written in 1996, and the related policies were marketed, inter alia, to artisan contractors and distributors, restaurants and transportation companies. Specialty lines, principally liability and collision coverage for taxicabs and limousine companies in the City of Chicago and surrounding suburbs, accounted for approximately 39.1% of Old American Country's 1996 direct written premiums, and personal lines, primarily auto and home owners' policies, accounted for the balance. American Country Financial Services Corp. operates principally as a premium finance company.

Item 5.  Other Events.

      On July 29, 1997, Registrant obtained a five-year, $7,000,000 revolving loan credit facility from The First National Bank of Chicago, and on such date borrowed $6,800,000 ($2,000,000 of which was repaid on such date) at an initial interest rate of 8 1/2% per annum which was converted, at the Company's option, on August 1, 1997 to an interest rate based upon Eurodollar rates, equal to an interest rate of 7 1/2% per annum through December 1, 1997, payable quarterly. The initial borrowing was to fund a portion of the $40,250,000 purchase price for the Acquisition (see "Item 2. Acquisition or Disposition of Assets" above). The maximum $7,000,000 credit facility is required to be reduced by $2,333,333 on July 29, 2000 and by an additional $2,333,333 by July 29, 2001.

      Also on July 29, 1997, the Company issued 24,001,029 shares of its Common Stock to three investors for an aggregate of approximately $26,700,000 to fund a portion of the $40,250,000 purchase price for the Acquisition (see "Item 2. Acquisition or Disposition of Assets" above).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Consolidated Financial Statements:
          ----------------------------------

          Report of Independent Auditors.

          Consolidated Balance Sheets as of December 31, 1996 and 1995.

          Consolidated Statements of Income for the years ended December 31, 1996, 1995 and 1994.

          Consolidated Statements of Stockholders' Equity for the years ended
           December 31, 1996, 1995 and 1994.

          Consolidated Statements of Cash Flows for the years ended
           December 31, 1996, 1995 and 1994.

          Notes to Consolidated Financial Statements.

          Undaudited Consolidated Financial Statements:
          ---------------------------------------------

          Introduction to Unaudited Consolidated Financial Statements.

          Unaudited Consolidated Balance Sheet as of March 31, 1997

          Unaudited Consolidated Statement of Income for the three months ended
           March 31, 1997 and 1996.

     (b)  Pro Forma Financial Information.

          Introduction to Unaudited Pro Forma Consolidated Financial
           Information.

          Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997.

          Unaudited Pro Forma Consolidated Income Statement for the year ended
           December 31, 1996.

          Unaudited Pro Forma Consolidated Income Statement for the three months ended March 31, 1997.

          Notes to Unaudited Pro Forma Consolidated Financial Statements.

     (c)  Exhibits.

          4. Credit Agreement dated as of July 29, 1997 between Registrant and The First National Bank of Chicago, individually and as agent.

          10.15a Asset Purchase Agreement dated April 30, 1997, among Registrant, Amercian Country Insurance Company, American Country Financial Services Corp., American Country Holding Corp., David R. Markin, Martin L. Solomon, Allan R. Tessler, Wilmer J. Thomas, Jr., Daniel R. DeLeo, Edwin W. Elder and Wayne R. Hannah, Jr. (1)

          10.15b Amendment No. 1 to Asset Purchase Agreement dated as of May 30, 1997. (1)

          10.16 Investment Agreement dated as of April 30, 1997 among Registrant, Frontier Insurance Group, Inc., Martin L. Solomon and Wilmer J. Thomas, Jr. (1)

          10.17 Agreement dated as of April 30, 1997 among Registrant, Frontier Insurance Group, Inc., William J. Barrett, Herbert
                     M. Gardner, Martin L. Solomon and Wilmer J. Thomas, Jr. to create executive committee. (1)

          10.18 Agreement dated as of April 30, 1997 among Registrant, Frontier Insurance Group, Inc., William J. Barrett, Herbert
                     M. Gardner, Martin L. Solomon and Wilmer J. Thomas, Jr. regarding fees for mergers and acquisitions transactions.
                     (1)

          27         Financial Data Schedule.

----------

(1) Filed as same numbered exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference thereto.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                         American Country Holdings Inc.
                         (Registrant)

                         By: /s/ Martin L. Solomon
                             ---------------------
                                 Martin L. Solomon
                                 President and Chief Executive Officer
Dated:  August 11, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
American Country Insurance Company

     We have audited the accompanying consolidated balance sheets of American Country Insurance Company and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Country Insurance Company and subsidiary at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


March 7, 1997,
except as to Note 1, as to which the date is May 1, 1997
Chicago, Illinois

              AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                          December 31
                                                     ----------------------
                                                       1996         1995
                                                     ----------   ---------
Assets                                                     (In Thousands)

Investments (Note 3):
Available-for-sale:
 Fixed maturities--At fair value (amortized cost:
  1996--$71,961,000; 1995--$55,573,000) ................  $ 73,025   $ 58,238
 Equity securities--At fair value cost:
  1996--$9,393,000; 1995--$11,131,000) .................     9,743     11,831
Fixed maturities held-to-maturity--
  At amortized cost (fair value:
  1996--$27,895,000; 1995--$36,260,000) ................    27,677     35,446
Mortgage loans .........................................     2,500      2,984
Collateral loans .......................................        62        644
Short-term investments .................................     1,230      4,544
                                                          --------   --------
    Total investments ..................................   114,237    113,687

Cash ...................................................     9,868      6,612
Premiums receivable (net of allowance:
 1996--$155,000; 1995--$22,000) ........................     5,762      4,229
Reinsurance recoverable ................................    12,900      8,230
Accrued investment income ..............................     1,917      1,867
Property and equipment .................................       694        891
Deferred income taxes ..................................     3,319      1,823
Deferred policy acquisition costs ......................     2,866      2,971
    Other assets .......................................       227        317
                                                          --------   --------
                                                          $151,790   $140,627
                                                          ========   ========
Liabilities and stockholder's equity
Liabilities:
 Unpaid losses and loss adjustment expenses ............  $ 90,965   $ 81,633
 Unearned premiums .....................................    13,243     12,969
 Accrued expenses ......................................     4,404      5,407
 Income taxes payable ..................................       365         79
 Other liabilities .....................................     2,376        472
                                                          --------   --------
    Total liabilities ..................................   111,353    100,560

Commitments and contingent liabilities
 (Notes 9, 10, and 11)

Stockholder's equity:
 Common stock--$100 par value:
  Authorized--100,000 shares
  Issued and outstanding--25,000 shares ................     2,500      2,500
 Additional paid-in capital ............................        --        621
 Net unrealized investment gains .......................       919      2,187
 Retained earnings .....................................    37,018     34,759
                                                          --------   --------
    Total stockholder's equity .........................    40,437     40,067
                                                          --------   --------
                                                          $151,790   $140,627
                                                          ========   ========

                See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                                                     Year ended December 31
                                             ---------------------------------
                                               1996         1995        1994
                                             --------     --------    --------
                                           (In Thousands, Except Per Share Data)
Revenues
Premiums earned (Note 4):
 Nonaffiliates ...........................     $ 49,251      $45,829     $36,167
 Affiliates ..............................       11,299       11,080      12,145
Net investment income ....................        7,032        6,465       5,600
Net realized gains on investments ........          915          222         282
Other income .............................          219          150         107
                                               --------      -------     -------
    Total revenues .......................       68,716       63,746      54,301
                                               --------      -------     -------
Losses and expenses
Losses and loss adjustment expenses ......       48,845       45,305      38,925
Amortization of deferred policy
  acquisition costs ......................        8,993        8,119       7,025
Insurance and general expenses ...........        3,867        3,066       2,614
                                               --------      -------     -------
    Total losses and expenses ............       61,705       56,490      48,564
                                               --------      -------     -------
 Income before income taxes ..............        7,011        7,256       5,737
                                               --------      -------     -------
Provision for income tax (Note 5):
 Current .................................        2,320        2,195       1,374
 Deferred (credit) .......................         (334)          92          98
                                               --------      -------     -------
                                                  1,986        2,287       1,472
                                               --------      -------     -------
 Net income ..............................     $  5,025      $ 4,969     $ 4,265
                                               ========      =======     =======
 Net income per
  Common Share ...........................     $ 201.00      $198.76     $170.60
                                               ========      =======     =======
 Average Common Shares
  Outstanding ............................           25           25          25
                                               ========      =======     =======



                See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (In Thousands)

                                                                                       Net
                                                                    Additional      Unrealized                      Total
                                                          Common     Paid-in        Investment      Retained    Stockholder's
                                                          Stock      Capital      Gains (Losses)    Earnings        Equity
                                                          ------    ----------    --------------    --------    -------------
Balance at January 1, 1994 ...........................    $2,500     $ 621           $ 1,513        $31,525        $36,159
Net income ...........................................        --        --                --          4,265          4,265
Change in net unrealized investment gains ............        --        --            (3,573)            --         (3,573)
Dividends to stockholder .............................        --        --                --         (3,000)        (3,000)
                                                          ------     -----           -------        -------        -------
Balance at December 31, 1994 .........................     2,500       621            (2,060)        32,790         33,851
Net income ...........................................        --        --                --          4,969          4,969
Change in net unrealized investment gains ............        --        --             4,247             --          4,247
Dividends to stockholder .............................        --        --                --         (3,000)        (3,000)
                                                          ------     -----           -------        -------        -------
Balance at December 31, 1995 .........................     2,500       621             2,187         34,759         40,067
Net income ...........................................        --        --                --          5,025          5,025
Change in net unrealized investment gains ............        --        --            (1,268)            --         (1,268)
Dividends to stockholder .............................        --        --                --         (2,500)        (2,500)
Pension liability, net of deferred taxes (Note 7) ....        --      (621)               --           (266)          (887)
                                                          ------     -----           -------        -------        -------
Balance at December 31, 1996 .........................    $2,500     $  --           $   919        $37,018        $40,437
                                                          ======     =====           =======        =======        =======



                See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  Year ended December 31
                                                          ------------------------------------
                                                            1996          1995          1994
                                                          --------      --------      --------
                                                                      (In Thousands)
 Operating activities
 Net income ............................................. $ 5,025        $ 4,969      $ 4,265
 Adjustments to reconcile net income to net cash
 provided by operating activities:
   Change in receivables ................................  (6,203)           717          961
   Change in reserve for unpaid losses and loss
     adjustment expenses ................................   9,332          8,424         (714)
   Change in reserve for unearned premiums ..............     274            459        2,566
   Change in other assets and liabilities ...............    (440)          (823)       2,237
   Amortization of deferred policy acquisition costs ....   8,993          8,119        7,025
   Deferred policy acquisition costs ....................  (8,888)        (8,831)      (7,390)
   Net realized gains on investments ....................    (915)          (222)        (282)
   Provision for depreciation ...........................     252            502          482
                                                          -------        -------      -------
    Net cash provided by operating activities ...........   7,430         13,314        9,150
                                                          -------        -------      -------
 Investing activities
  Fixed maturities--Available-for-sale:
   Purchases ............................................ (22,924)       (24,211)      (4,658)
   Sales ................................................     592            208          296
   Maturities, calls, and prepayments ...................   5,965          1,338        1,791
  Equity securities--Available-for-sale:
   Purchases ............................................  (2,595)        (1,817)      (3,063)
   Sales ................................................   5,193          6,884          680
  Fixed maturities--Held-to-maturity:
   Purchases ............................................    (482)        (3,388)     (13,219)
   Maturities, calls, and prepayments ...................   8,252          8,680       14,364
  Net sales of short-term investments ...................   3,314            166          543
  Sale or maturity of other investments .................   1,066          1,706       (2,235)
  Property and equipment and other ......................     (55)          (380)        (274)
                                                          -------        -------      -------
    Net cash used by investing activities ...............  (1,674)       (10,814)      (5,775)
                                                          -------        -------      -------
  Financing activities
  Dividends paid to stockholder .........................  (2,500)        (3,000)      (3,000)
                                                           ------         ------       ------
  Net cash used by financing activities .................  (2,500)        (3,000)      (3,000)
                                                           ------         ------       ------
  Net increase (decrease) in cash .......................   3,256           (500)         375
  Cash at beginning of year .............................   6,612          7,112        6,737
                                                          -------        -------      -------
  Cash at end of year ................................... $ 9,868        $ 6,612      $ 7,112
                                                          =======        =======      =======



                 See notes to consolidated financial statements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

 Change in Ownership

     Prior to January 1, 1995, American Country Insurance Company (American Country) was a wholly owned (except for director's qualifying shares) subsidiary of Checker Motors Co., L.P., a Delaware limited partnership. Effective January 1, 1995, Checker Motors Co., L.P. was liquidated, and all of its assets, including the stock of American Country, were distributed to Checker Motors Corporation (Checker Motors). Accordingly, American Country became a wholly owned subsidiary of Checker Motors which is a wholly owned subsidiary of Great Dane Holdings Inc. In November 1996, Checker Motors was renamed SCSM Holdings Inc. (SCSM).

     In December 1996, Great Dane Holdings Inc. was purchased by Stamford Capital Group, an unaffiliated entity. The shares of American Country were not included in this purchase. Pursuant to written authorization of the Illinois Director of Insurance (the Director), the American Country shares were placed in an escrow trust. Effective April 17, 1997, American Country's shares were transferred to a newly formed corporation owned and wholly controlled by the former shareholders of Great Dane Holdings Inc.

     On May 1, 1997, the shareholders of American Country entered into an agreement to sell the assets and liabilities of American Country and its wholly owned subsidiary American Country Financial Services (ACFS) to Western Systems Corporation for cash of approximately $40,250,000. The transaction is subject to stockholder and regulatory approval. The transaction is expected to close in the third quarter of 1997.

 Nature of Operations

     American Country is domiciled in Illinois and markets property and casualty insurance coverages to the general public, primarily in Illinois. American Country also provides automobile liability insurance and workers' compensation insurance for Yellow Cab Company and automobile liability coverage for Checker Taxi Association, Inc. (Checker Taxi). Yellow Cab Company was an affiliate of American Country prior to December 1996. Included in premiums earned of nonaffiliates is $7,590,000, $6,179,000, and $5,031,000 in 1996, 1995, and 1994,
respectively, related to Checker Taxi members.

     ACFS is organized under the regulations of the Illinois Department of Insurance and operates principally as a premium finance company.

2. Significant Accounting Policies

 Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts and operations of American Country and its wholly owned financing subsidiary, ACFS. All intercompany accounts and transactions have been eliminated.

 Use of Estimates

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

 Premium Revenue

     Premiums are earned pro rata over the terms of the policies. The reserve for unearned premiums is determined on a monthly pro rata basis.

 Losses and Loss Adjustment Expenses

     Losses and loss adjustment expenses (LAE) represent the estimated ultimate net cost of all reported and unreported losses incurred through December 31. The reserves for unpaid losses and LAE are estimated using individual case-basis valuations and statistical analyses and are not discounted. Those estimates are subject to the effects of trends in loss

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

2. Significant Accounting Policies--(Continued)

severity and frequency. Although considerable variability is inherent in the estimates of reserves for losses and LAE, management believes that the reserves for losses and LAE are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations. Salvage and subrogation recoveries are accrued when the related losses are incurred.

 Reinsurance

     Reinsurance premiums, losses, and LAE are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums earned and losses incurred ceded to other companies have been reported as a reduction of premium revenue and losses and LAE. Commissions allowed by reinsurers on business ceded have been accounted for as a reduction of the related policy acquisition costs. Reinsurance recoverables are reported relating to the portion of reserves and paid losses and LAE that are ceded to other companies.

 Deferred Policy Acquisition Costs

     Costs of acquiring new business, principally commissions and premium taxes, are deferred and amortized as the related premium is earned.

 Investments

     Fixed maturities (bonds and redeemable preferred stocks) that American Country has both the positive intent and ability to hold to maturity are carried at amortized cost. Fixed maturities that American Country does not have the positive intent and ability to hold to maturity and all equity securities (common stocks and nonredeemable preferred stocks) are classified as available-for-sale and are reported at fair value. Unrealized gains and temporary unrealized losses on fixed maturities available for sale and equity securities are excluded from income and are recorded directly to stockholder's equity, net of related deferred income taxes.

     Mortgage and collateral loans are carried at amortized cost. Short-term investments are carried at cost, which approximates fair value, and include investments with maturities of less than one year at the date of acquisition.

     Net investment income consists primarily of interest and dividends less expenses. Interest on fixed maturities and mortgage loans, adjusted for any amortization of discount or premium, is recorded as income when earned and includes adjustments resulting from anticipated prepayments of collateralized mortgage obligations. Investment expenses are accrued as incurred. Realized investment gains or losses are computed using specific costs of securities sold, and include write-downs on investments having an other-than-temporary decline in value.

 Income Taxes

     American Country's federal income tax return for 1996 will be consolidated with Great Dane Holdings Inc. and subsidiaries for the year ending December 31, 1996 and for the period January 1, 1997 to April 16, 1997. American Country's federal income tax return for 1995 was consolidated with Great Dane Holdings Inc. and subsidiaries and was filed separately for 1994. Income tax expense is computed on a separate company basis.

     Deferred income tax has been provided for the effects of temporary differences between financial reporting and tax bases of assets and liabilities and has been measured using the enacted marginal tax rates and laws that are currently in effect.

 Property and Equipment

     Property and equipment, primarily data processing equipment and leasehold improvements, are reported at depreciated cost, with depreciation recorded on a straight-line basis with lives of five years for data processing equipment and a range of six to eleven years for leasehold improvements. Accumulated depreciation amounted to $2,545,000 and $2,205,000 at December 31, 1996 and 1995, respectively.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

2. Significant Accounting Policies--(Continued)

 Financial Instruments

     Fair value for fixed maturity and equity securities is based on quoted market prices or, if they are not actively traded, on estimated values obtained from independent pricing services. Fair values of other financial instruments approximate their carrying values.

3. Investments

The components of net investment income are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
Fixed maturities ..............................   $ 6,496    $ 5,719    $ 4,953
Equity securities .............................       695        768        886
Short-term investments ........................       356        473        334
Other .........................................       299        424        323
                                                  -------    -------    -------
Gross investment income .......................   $ 7,846    $ 7,384    $ 6,496
Investment expenses ...........................      (814)      (919)      (896)
                                                  -------    -------    -------
   Net investment income ......................   $ 7,032    $ 6,465    $ 5,600
                                                  =======    =======    =======


Realized gains on investments are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
Fixed maturities:
 Gross gains ..................................   $    61    $   100    $   290
 Gross losses .................................        (7)       (82)       (15)
Equity securities:
 Gross gains ..................................       991        560          7
 Gross losses .................................      (130)      (356)        --
                                                  -------    -------    -------
                                                  $   915    $   222    $   282
                                                  =======    =======    =======


The components of net unrealized gains (losses) are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
 Fixed maturities available-for-sale ..........   $ 1,064    $ 2,665    $(1,556)
 Equity securities available-for-sale .........       350        700     (1,699)
 Deferred tax credit (charge) .................      (495)    (1,178)     1,195
                                                  -------    -------    -------
    Net unrealized investment gains (losses) ..   $   919    $ 2,187    $(2,060)
                                                  =======    =======    =======


The changes in net unrealized investment gains (losses) are as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
 Fixed maturities available-for-sale ..........   $(1,601)   $ 4,221    $(3,780)
 Equity securities available-for-sale .........      (350)     2,399     (1,768)
 Deferred tax credit (charge) .................       683     (2,373)     1,975
                                                  -------    -------    -------
    Total .....................................   $(1,268)   $ 4,247    $(3,573)
                                                  =======    =======    =======

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

3. Investments--(Continued)

The change in net unrealized investment gains (losses) on fixed maturities held-to-maturity was $(596,000), $2,359,000, and $(3,314,000) for the years ended December 31, 1996, 1995, and 1994, respectively.

The following is a summary of held-to-maturity securities and available-for-sale securities:

                                                     Gross Unrealized
                                                     ----------------
                                         Amortized
                                            Cost     Gains    Losses  Fair Value
                                         ---------   -----    ------  ---------
                                                     (In Thousands)
December 31, 1996
 Available-for-sale securities
  Fixed maturities:
   States and political subdivisions ...  $19,501    $  310    $ 37     $19,774
   Foreign governments .................      248         5      --         253
   Corporate and other .................   52,212     1,234     448      52,998
                                          -------    ------    ----     -------
   Total fixed maturities ..............   71,961     1,549     485      73,025
  Equity securities ....................    9,393       568     218       9,743
                                          -------    ------    ----     -------
    Total ..............................  $81,354    $2,117    $703     $82,768
                                          =======    ======    ====     =======
 Held-to-maturity securities
  Fixed maturities:
   U.S. government and agencies ........  $ 3,313    $  124    $ 14     $ 3,423
   States and political subdivisions ...    8,304        64      13       8,355
   Corporate and other .................   16,002       173     118      16,057
   Mortgage-backed securities ..........       58         2      --          60
                                          -------    ------    ----     -------
    Total ..............................  $27,677    $  363    $145     $27,895
                                          =======    ======    ====     =======
December 31, 1995
 Available-for-sale securities
  Fixed maturities:
   States and political subdivisions ...  $13,345    $  311    $ 11     $13,645
   Corporate securities ................   42,228     2,527     162      44,593
                                          -------    ------    ----     -------
   Total fixed maturities ..............   55,573     2,838     173      58,238
  Equity securities ....................   11,131       915     215      11,831
                                          -------    ------    ----     -------
    Total ..............................  $66,704    $3,753    $388     $70,069
                                          =======    ======    ====     =======
 Held-to-maturity securities
  Fixed maturities:
   U.S. government and agencies ........  $ 3,310    $  239    $ --     $ 3,549
   States and political subdivisions ...   10,587       140       9      10,718
   Corporate securities ................   21,474       488      47      21,915
   Mortgage-backed securities ..........       75         3      --          78
                                          -------    ------    ----     -------
    Total ..............................  $35,446    $  870    $ 56     $36,260
                                          =======    ======    ====     =======


The amortized cost and fair value of fixed maturities by contractual maturity at December 31, 1996, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with our without call or prepayment penalties.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

3. Investments--(Continued)

                                                         Amortized         Fair
                                                           Cost           Value
                                                         ---------       -------
                                                              (In Thousands)
 Available-for-sale:
  Due in one year or less ..........................       $   752       $   755
  Due after one year through five years ............        24,522        24,756
  Due after five years through ten years ...........        33,216        33,735
  Due after ten years ..............................        13,471        13,779
                                                           -------       -------
   Total available-for-sale ........................       $71,961       $73,025
                                                           =======       =======
 Held-to-maturity:
  Due in one year or less ..........................       $ 6,866       $ 6,884
  Due after one year through five years ............        15,381        15,498
  Due after five years through ten years ...........         4,004         3,997
  Due after ten years ..............................         1,368         1,456
  Mortgage-backed securities .......................            58            60
                                                           -------       -------
   Total held-to-maturity ..........................       $27,677       $27,895
                                                           =======       =======

At December 31, 1996, investments in fixed maturities with an admitted asset value of $2,553,000 were on deposit with state insurance departments to satisfy regulatory requirements.

At December 31, 1995, American Country had $590,000 of non-income-producing investments.

4. Reinsurance

     Certain premiums and losses and LAE are assumed from, and ceded to, other insurance companies under various reinsurance agreements. Those agreements principally provide American Country with increased capacity to write larger risks and to maintain its exposure to loss within its capital resources.


     American Country's assumed and ceded reinsurance arrangements are summarized as follows:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)
 Assumed reinsurance
  Premiums written ............................   $ 1,206    $ 2,037    $ 1,210
  Premiums earned .............................     1,344      1,921      1,300
  Losses and LAE ..............................       495      1,165        859
  Losses and LAE reserves* ....................     2,769      3,332      3,137
  Unearned premium reserves* ..................       286        424        307

 Ceded reinsurance
  Premiums written ............................     7,067      7,354      6,983
  Premiums earned .............................     7,004      7,530      6,757
  Losses and LAE ..............................     7,184      3,929      6,464
  Losses and LAE reserves* ....................    11,515      7,051      6,716
  Unearned premium reserves* ..................       797        733        909


     *As of year-end.

     American Country remains obligated for amounts reinsured in the event that reinsurers do not meet their obligations.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

5. Federal Income Taxes

Reconciliation of the corporate federal income tax rate to American Country's effective income tax rates are as follows:


                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
Corporate federal income tax rate .............     35%        35%         34%
Nontaxable investment income ..................     (9)        (8)        (11)
State income taxes ............................      5          4           3
Other .........................................     (3)        --          --
                                                    ---        ---        ----
Effective income tax rate .....................     28%        31%         26%
                                                    ===        ===        ====

Significant components of American Country's deferred tax liabilities and assets are as follows:

                                                               December 31
                                                         -----------------------
                                                           1996           1995
                                                         --------       --------
                                                             (In Thousands)
Deferred tax assets:
 Insurance reserves .................................    $4,433           $4,073
 Pension liability ..................................       478               --
 Other--Net .........................................       338              294
                                                         ------           ------
  Total deferred tax assets .........................    $5,249           $4,367
                                                         ======           ======
Deferred tax liabilities:
 Policy acquisition costs ...........................    $1,003           $1,040
 Unrealized investment gains ........................       495            1,178
 Other--Net .........................................       432              326
                                                         ------           ------
  Total deferred tax liabilities ....................     1,930            2,544
                                                         ------           ------
  Net deferred tax assets ...........................    $3,319           $1,823
                                                         ======           ======


The nature of American Country's deferred tax assets and liabilities is such that the reversal pattern for these temporary differences should generally result in realization of American Country's deferred tax assets. Accordingly, no valuation allowance is considered necessary.

Taxes paid amounted to $1,550,000, $1,796,000, and $1,200,000 for 1996, 1995,
and 1994, respectively.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

6. Losses and Loss Adjustment Expenses

   The following table provides a reconciliation of the beginning and ending reserve balances for losses and LAE:

                                                        Year ended December 31
                                                  ------------------------------
                                                    1996       1995       1994
                                                  --------   --------   --------
                                                         (In Thousands)

   Balance at January 1 .......................   $81,633   $73,209     $73,922
    Less reinsurance recoverables .............     7,051     6,716       9,652
                                                  -------   -------     -------
    Net balance at January 1 ..................   $74,582   $66,493     $64,270
                                                  -------   -------     -------
   Add net incurred claims related to:
    Current year ..............................   $47,878   $48,382     $38,307
    Prior years ...............................       967    (3,077)        618
                                                  -------   -------     -------
     Total net claims incurred ................   $48,845   $45,305     $38,925
                                                  -------   -------     -------




   Deduct net claims paid related to:
    Current year ............................    $18,044    $14,709    $14,413
    Prior years .............................     25,933     22,507     22,289
                                                 -------    -------    -------
     Total net claims paid ..................    $43,977    $37,216    $36,702
                                                 -------    -------    -------

   Net balance at December 31 ...............    $79,450    $74,582    $66,493
   Plus reinsurance recoverables ............     11,515      7,051      6,716
                                                 -------    -------    -------
   Balance at December 31 ...................    $90,965    $81,633    $73,209
                                                 =======    =======    =======


7. Employee Benefits

   Retirement Plan

   Substantially all salaried employees of American Country who are at least 21 years of age are eligible to participate in a 401(k) retirement plan. Employees may contribute from 1% to 15% of their eligible compensation to the plan. American Country matches 25% of employee contributions up to a maximum of 8% of eligible compensation. Total contributions by American Country to the plan were $76,000, $73,000, and $40,000 in 1996, 1995, and 1994, respectively.

   Pension Plan

   Prior to December 4, 1996, substantially all salaried employees of American Country were covered by a defined benefit pension plan sponsored by SCSM. Benefits were based on the employee's length of service and wages and benefits, as defined by the plan. SCSM's funding policy was generally to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act. Pension cost allocated to American Country amounted to $265,000, $175,000, and $132,000 in 1996, 1995, and 1994,
respectively.

   In connection with the change in ownership discussed in Note 1, the SCSM-sponsored plan was split-up and a separate defined benefit pension plan for American Country was established. Accordingly, effective December 4, 1996, substantially all salaried employees of American Country were covered by a defined benefit pension plan sponsored by American Country. Benefits and funding for the American Country-sponsored plan are consistent with the SCSM-sponsored plan in which employees were previously participants. There was no pension expense related to this new plan in 1996.

   American Country recognized a net accrued pension liability of $1,365,000 representing the unfunded portion of the separate plan as a result of the split-up of the SCSM pension plan. The net accrued pension liability also resulted in a decrease of $887,000 in stockholder's equity and a deferred tax asset of $478,000.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

7. Employee Benefits--(Continued)

   The following table sets forth the funded status and amounts recognized in the consolidated balance sheet as of December 31, 1996, for American Country's defined benefit pension plan (in thousands):


Actuarial present value of benefit obligations:
Vested benefit obligation ............................................   $1,902
                                                                         ======
Accumulated benefit obligation .......................................   $2,208
                                                                         ======
Projected benefit obligation .........................................   $2,518
   Plan assets (principally guaranteed investment contracts with
     insurance companies contributed by SCSM) ........................    1,247
                                                                         ------
   Projected benefit obligation in excess of plan assets .............   $1,271
   Unrecognized net gain .............................................      (23)
   Unrecognized prior service cost ...................................       (9)
   Unrecognized net transition obligation ............................      126
                                                                         ------

   Pension liability at December 31, 1996 ............................   $1,365
                                                                         ======

The unrecognized net gain, prior service cost and transition obligation are being amortized over a 15-year period. Other assumptions used in the calculation of the actuarial present value of the projected benefit obligation at December 31, 1996, were as follows:

  Assumed discount rate .............................................     7.50%
  Rate of compensation increase .....................................     3.00
  Expected long-term rate of return on plan assets ..................     9.00


   Postretirement Benefits Other Than Pensions

   In addition to the defined benefit plan and the 401(k) retirement plan, substantially all salaried employees of American Country are covered by a postretirement benefit plan. The plan is noncontributory and provides medical and life insurance benefits for employees who retire after attaining age 62 with 25 years of service. The net periodic postretirement benefit cost was $73,000, $76,000, and $53,000 during 1996, 1995, and 1994, respectively. The accumulated postretirement benefit cost at December 31, 1996 and 1995 was $537,000, and $486,000, respectively.

8. Stockholder's Equity

   Statutory accounting practices prescribed or permitted for American Country by regulatory authorities differ from generally accepted accounting principles. American Country's statutory-basis capital and surplus was $34,080,000 and $31,288,000 at December 31, 1996 and 1995, respectively, and American Country's statutory-basis net income was $4,088,000, $3,905,000, and $3,770,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

   Property/casualty insurance companies are subject to certain Risk-Based Capital (RBC) requirements as specified by the National Association of Insurance Commissioners. Under those requirements, the amount of statutory capital and surplus maintained by a property/casualty insurance company is to be determined based on the various risk factors. At December 31, 1996, American Country exceeds the RBC requirements.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


8. Stockholder's Equity--(Continued)

   The payment of dividends by American Country to its shareholder is limited and cannot be made except from net earned profits of American Country. The maximum amount of dividends that may be paid by American Country without prior approval of the Illinois Insurance Department is subject to restrictions relating to statutory surplus and net income. In 1997, American Country cannot pay dividends without prior approval of the Illinois Insurance Department.

9. Commitments

   American Country leases office space and equipment under noncancelable operating leases expiring in various years through 2002. Certain of those leases provide for escalation based on increases in operating expenses and the Consumer Price Index. Rent expense was $816,000, $821,000, and $731,000 in 1996, 1995, and 1994, respectively.

At December 31, 1996, future rental commitments under those leases are as follows (in thousands):


  1997 ............................................................       $779
  1998 ............................................................        775
  1999 ............................................................        796
  2000 ............................................................        796
  2001 ............................................................        796
  Thereafter ......................................................        643
                                                                       -------
                                                                       $ 4,585
                                                                       =======

10. Contingencies

   American Country is named as defendant in various legal actions arising principally from claims made under insurance policies and contracts. Those actions are considered by American Country in estimating the reserves for losses and LAE. American Country's management believes that the resolution of those actions will not have a material adverse effect on American Country's financial position or results of operations.

11. Concentration of Credit Risk

   American Country has invested in a mortgage loan to CAC Properties Inc., for property previously owned by Yellow Cab Company. This loan has an interest rate of 7.5% payable quarterly with the balance payable principally in 1999. The outstanding balance was $2,500,000 at December 31, 1996 and 1995, respectively. In connection with the mortgage loan, American Country has a first-mortgage lien on the property located in Chicago, Illinois.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



12. Fair Value of Financial Instruments

   Accounting standards require the disclosure of fair values for certain financial instruments. The fair value disclosures are not intended to encompass the majority of claim liabilities, various other nonfinancial instruments or other assets related to American Country's business. Accordingly, care should be exercised in deriving conclusions about American Country's business or financial condition based on the fair value disclosures. American Country does not have any financial instruments held or issued for trading purposes. The carrying value and fair value of certain of American Country's financial instruments are as follows:

                                                      Year ended December 31
                                           --------------------------------------------
                                                   1996                    1995
                                           --------------------    --------------------
                                           Carrying     Fair       Carrying     Fair
                                            Value       Value       Value       Value
                                           --------    --------    --------    --------
                                                          (In Thousands)
Assets
 Fixed maturities and equity securities
   (Note 3) .............................. $110,445    $110,663    $105,515    $106,329
 Mortgage loans on real estate ...........    2,500       2,500       2,984       2,984
 Collateral loans ........................       62          62         644         644
 Cash, receivables, and short-term
   investments ...........................   16,860      16,860      15,385      15,385
 Accrued investment income ...............    1,917       1,917       1,867       1,867

Liabilities
 Accrued expenses ........................    4,404       4,404       5,407       5,407

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY
           INTRODUCTION TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

   The unaudited consolidated balance sheet as of March 31, 1997 and the unaudited consolidated statement of income for the three months then ended contained in this Proxy Statement have been furnished by management of American Country Insurance Company, and include all adjustments, consisting only of normal recurring accruals, which management of American Country Insurance Company have advised the Company are necessary for a fair presentation of such financial information for the indicated period. The results of operations for the three month period ended March 31, 1997 are not necessarily indicative of results that may be expected for any interim period or for the full year.

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                                 (In Thousands)

Assets

 Investments:
 Available-for-sale:
   Fixed maturities--At fair value
     (amortized cost: $74,845) .....................................    $ 75,847
   Equity securities--At fair value
     (amortized cost: $8,812) ......................................       9,079
 Fixed maturities held-to-maturity--At amortized cost
     (fair value: $25,841) .........................................      25,883
 Mortgage Loans ....................................................       2,500
 Collateral Loans ..................................................          10
 Short-term investments ............................................          --
                                                                        --------
               Total investments ...................................     113,319


 Cash ..............................................................       8,867
 Premiums receivable (net of allowance: $169) ......................      26,847
 Reinsurance recoverable ...........................................      11,830
 Accrued investment income .........................................       1,805
 Property and equipment ............................................         682
 Deferred income taxes .............................................       3,586
 Income taxes recoverable ..........................................         175
 Deferred policy acquisition costs .................................       3,588
                                                                        --------
               Other assets ........................................         189
                                                                        --------
                                                                        $170,888
                                                                        ========

Liabilities and stockholder's equity
Liabilities:
 Unpaid losses and loss adjustment expenses ........................      88,120
 Unearned premiums .................................................      34,533
 Accrued expenses ..................................................       3,701
 Income taxes payable ..............................................          --
 Other liabilities .................................................       5,109
                                                                        --------
               Total liabilities ...................................     131,463

Commitments and contingent liabilities

Stockholder's equity:
 Common stock - $100 par value:
   Authorized - 100,000 shares
   Issued and outstanding - 25,000 shares ..........................       2,500
 Additional paid-in capital ........................................          --
 Net unrealized investment gains ...................................          26
 Retained earnings .................................................      36,899
                                                                        --------
               Total stockholder's equity ..........................    $ 39,425
                                                                        ========
                                                                        $170,888

                AMERICAN COUNTRY INSURANCE COMPANY AND SUBSIDIARY

                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                          THREE MONTHS ENDED MARCH 31,

                                 (In Thousands)


                                                                         1997       1996
                                                                       --------   --------
Revenues

Premiums earned:
  Nonaffiliates ....................................................   $ 14,823   $ 15,231
  Affiliates .......................................................         --         --
Net investment income ..............................................      2,004      1,667
Net realized gains (losses) on investments .........................        (27)       679
  Other income .....................................................        100         65
                                                                       --------   --------
  Total revenues ...................................................     16,900     17,642

Losses and expenses
Losses and loss adjustment expenses ................................     13,526     12,490
Amortization of deferred policy acquisition costs ..................      1,638      1,272
Insurance and general expenses .....................................      2,213      1,625
                                                                       --------   --------
   Total losses and expenses .......................................     17,377     15,387
                                                                       --------   --------
   Gain (loss) before income taxes .................................       (477)     2,255
                                                                       --------   --------

Provision for income tax:
  Current ..........................................................       (572)       492
  Deferred (credit) ................................................        213        242
                                                                       --------   --------
                                                                           (359)       734
                                                                       --------   --------
  Net income (loss) ................................................      $(118)   $ 1,521
                                                                       ========   ========

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION


          The unaudited pro forma consolidated income statements for the three months ended March 31, 1997 and for the year ended December 31, 1996 give effect to the Company's sale on January 3, 1997 of its Transmedia Network franchise and its acquisition of the assets of American Country Insurance Company ("American Country") and American Country Financial Services Corp. ("ACFS") as if they occurred as of January 1, 1997 and January 1, 1996, respectively. The unaudited pro forma consolidated balance sheet at March 31, 1997 gives effect to the following transactions as if they had occurred on March 31, 1997: (i) the sale by the Company on January 3, 1997 of its Transmedia Network franchise; (ii) the acquisition of the assets, business and certain liabilities of American Country and ACFS for $40,250,000; (iii) the sale by the Company of 24,000,000 shares of its Common Stock for $26,400,000; (iv) the reduction of the par value of the Common Stock from $.60 per share to $.01 per share; and (v) the borrowing by the Company of $5,800,000. Additionally, the unaudited pro forma consolidated financial statements reflect the Company's acquisition of American Country as a reverse acquisition for accounting purposes.

          Reverse acquisition accounting has been utilized due to: (i) Messrs. Martin L. Solomon and Wilmer J. Thomas, Jr., who indirectly own 45% of American Country through their ownership interest in its current parent ("New Parent") (and previously owned 45% of its prior parent, "Old Parent") owning 50% of the outstanding Common Stock of the Company and, accordingly, have the largest ownership interest in the Company (Frontier Insurance Group, Inc. ("Frontier") owns 25% and the current shareholders of the Company own the remaining 25%);
(ii) the new Board of Directors of the Company consists of six members, three of whom, Messrs. Solomon, Thomas and Edwin W. Elder III, were directors of American Country and thereby constitute the largest group represented thereon (Frontier has one representative, Mr. Peter H. Foley and the current shareholders have two representatives, Messrs. William J. Barrett and Herbert M. Gardner); (iii) the executive management of the Company principally are the prior executive management of American Country; and (iv) the assets, revenues, net earnings, and current market value of American Country significantly exceed those of the Company. Accordingly, the financial statements of American Country will be reported at historical value and the net assets of the Company will be reported at fair value which is consistent with their book value.

         Unaudited pro forma financial data do not purport to be indicative of either the future results of operations or the results of operations that would have occurred if these transactions had been consummated on the indicated dates. The pro forma adjustments are based on available information and certain assumptions that the Company believes to be reasonable.

                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 1997

                          (Dollar amounts in thousands)


                                            Historical
                                             American       Historical
                                              Country         Western       Pro Forma     Pro Forma      Note
                                           Consolidated       Systems      Adjustments   Consolidated  Reference
               Assets                      ------------     ----------     -----------   ------------  ---------
               ------
Fixed maturities -                            $ 75,847      $    --       $      --       $  75,847
  Available-for-sale
  Held to maturity                              25,883           --              --          25,883
Equity Securities                                9,079           --              --           9,079
Other investments                                2,511           --              --           2,511
Cash                                             8,867        9,559          (8,750)          9,676    1,2,3



Premiums and other receivables                  26,796           --              --          26,796
Reinsurance recoverable                         11,884           --              --          11,884
Deferred income taxes                            3,586           --          (1,386)          2,200        4
Deferred policy acquisition costs                3,588           --              --           3,588
Other assets                                     2,846           28              --           2,874
                                              --------      -------       ---------       ---------
         Total assets                          170,887        9,587         (10,136)        170,338
                                              --------      -------       ---------       ---------

                   Liabilities
                   -----------
Unpaid losses and loss adjustment expenses      88,120           --              --          88,120
Unearned premiums                               34,533           --              --          34,533
Accrued expenses                                 3,703           --              --           3,703
Income taxes payable                                --          783              --             783
Other liabilities                                5,106           59           5,800          10,965        2
                                              --------      -------       ---------       ---------
         Total liabilities                     131,462          842           5,800         138,104
                                              --------      -------       ---------       ---------

               Stockholders' Equity

Common stock                                     2,500        4,742          (6,923)            319    1,3,5
Additional paid-in capital                          --        5,542          30,823          36,365    1,5
Net unrealized investment gains                     26           --              --              26
Retained earnings (deficit)                     36,899       (1,539)        (39,836)         (4,476)   3,4
                                              --------      -------       ---------       ---------

         Total stockholders' equity             39,425        8,745         (15,936)         32,234
                                              --------      -------       ---------       ---------

Total liabilities and stockholders' equity    $170,887      $ 9,587       ($ 10,136)      $ 170,338
                                              ========      =======       =========       =========

          See notes to unaudited pro forma consolidated financial statements.

                Unaudited Pro Forma Consolidated Income Statement
                      For the Year Ended December 31, 1996

              (Dollar amounts in thousands, except per share data)

                                     Historical
                                      American     Historical     Western        Adjusted
                                       Country       Western      Systems        Western     Pro Forma    Pro Forma        Note
                                    Consolidated     Systems   Adjustments(6)    Systems    Adjustments  Consolidated   Reference
                                    ------------   ----------  --------------    --------   -----------  ------------   ---------
Revenues:
Premiums earned                        $60,550     $    --         $    --      $    --      $    --        $60,550
Net sales                                   --       9,301         (9,301)           --           --             --
Net investment income                    7,032          --              --           --           --          7,032
Net realized gains on investments          915          --              --           --           --            915
Other income                               219          --              --           --           --            219
                                        ------       -----           -----        -----        -----          -----
Total revenue                           68,716       9,301         (9,301)           --           --         68,716

Losses and expenses:
Losses and loss adjustment expenses     48,845          --              --           --           --         48,845
Cost of goods sold                          --       6,116         (6,116)           --           --             --
Amortization of deferred policy
  acquisition costs                      8,993          --              --           --           --          8,993
Insurance and general expenses           3,867       3,498         (3,183)          315          450          4,632          7
                                        ------       -----         -------          ---          ---          -----
Total losses and expenses               61,705       9,614         (9,299)          315          450         62,470
                                        ------       -----         -------          ---          ---         ------

Income (loss) from continuing
  operations before income taxes         7,011       (313)             (2)        (315)         (450)         6,246

Provisions for taxes (credit)            1,986       (857)             747        (110)        (158)          1,718          8
                                         -----       -----             ---        -----        -----          -----

Income (loss) from continuing
  operations                            $5,025        $544          ($749)       ($205)       ($292)         $4,528
                                        ======        ====          ======       ======       ======         ======

Income per share                                     $0.07                                                    $0.14
                                                     =====                                                    =====

Average common and common
  equivalent shares outstanding                      7,951                                    24,000         31,951
                                                     =====                                    ======         ======



    See notes to unaudited pro forma consolidated financial statements.

                Unaudited Pro Forma Consolidated Income Statement
                    For the Three Months Ended March 31, 1997


              (Dollar amounts in thousands, except per share data)

                                       Historical
                                        American     Historical      Western       Adjusted
                                         Country       Western       Systems       Western     Pro forma      Pro forma      Note
                                      Consolidated     Systems    Adjustments(6)   Systems    Adjustments   Consolidated  Reference
                                      ------------   ----------   --------------   ---------  -----------   ------------  ---------
Revenues:
Premiums earned                         $14,823      $   --           $   --      $   --       $   --       $14,823
Net sales                                    --          54             (54)          --           --            --
Net investment income                     1,977         114            (114)          --           --         1,977
Other income                                100          --               --          --           --           100
                                         ------       -----            -----       -----        -----        ------
Total revenue                            16,900         168             (168)         --           --        16,900

Losses and expenses:
Losses and loss adjustment expenses      13,526          --               --          --           --        13,526
Cost of goods sold                           --          36              (36)         --           --            --
Amortization of deferred policy
  acquisition costs                       1,638          --                                                   1,638
Insurance and general expenses            2,213         108             (50)          58          112         2,383           9
                                          -----         ---             ----          --          ---         -----
Total losses and expenses                17,377         144             (86)          58          112        17,547
                                         ------         ---             ----          --          ---        ------

Income (loss) from continuing
  operations before income taxes          (477)          24             (82)        (58)         (112)         (647)

Provisions for taxes (credit)             (359)           8             (28)        (20)          (39)         (418)          8
                                          -----           -             ----        ----         -----        ------

Income (loss) from continuing
  operations                             ($118)         $16            ($54)       ($38)         ($73)        ($229)
                                         ======         ===            =====       =====         =====        ======

Income (loss) per share                               $0.00                                                  ($0.01)
                                                      =====                                                  =======

Average common and common
  equivalent shares outstanding                       7,956                                    24,000        31,956
                                                      =====                                    ======        ======


    See notes to unaudited pro forma consolidated financial statements.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


         The pro forma consolidated financial statements reflect the Company's acquisition of American Country as a reverse acquisition for accounting purposes. As a result, the pro forma financial statements reflect the transaction as if American Country acquired the Company and American Country received a capital infusion from Frontier. The net assets of the Company are recorded at fair value, which is consistent with the book value of the Company based on the nature of the transaction, and the financial statements of American Country are its historical financial statements.

1. Reflects the issuance of 24,000,000 shares of Common Stock at $1.10 per share to partially fund the reverse acquisition. Proceeds from the issuance of 8,000,000 shares of Common Stock to Frontier were $8,800,000. Proceeds from the issuance of 16,000,000 shares of Common Stock to Messrs. Solomon and Thomas, who own approximately 45% of New Parent of American Country, were $17,600,000. (Cash was increased $26,400,000, Common Stock was increased $240,000, and additional paid-in capital was increased $26,160,000.)

2. Reflects additional bank debt of $5,800,000 at an annual interest rate of 7.75% to partially fund the reverse acquisition. (Cash was increased $5,800,000 and other liabilities were increased $5,800,000.)

3. Reflects payment of $40,250,000 to the shareholders of New Parent of American Country, who were also shareholders of Old Parent of American Country, including: (i) payment of $22,250,000 to certain of such shareholders who hold a 55% interest in New Parent, previously held a 55% interest in Old Parent and will no longer have an interest in American Country or the Company as a result of the transaction; (ii) payment of $18,000,000 to Messrs. Solomon and Thomas, shareholders of New Parent who hold a 45% interest in New Parent, previously held a 45% interest in Old Parent and have a 50% interest in the Company as a result of the transaction. Additionally, expenses of $700,000 are expected to be paid in connection with the transaction. (Cash was decreased $40,950,000, Common Stock was decreased $2,500,000 and retained earnings was decreased $38,450,000.)

4. Reflects the change in deferred tax assets as a result of the transaction. (Deferred tax assets were decreased $1,386,000 and retained earnings were decreased $1,386,000.)

5. Reflects the change in par value of the Common Stock to $.01 per share, which resulted in a decrease to Common Stock of $4,663,000 and an increase to additional paid-in capital of $4,663,000.

6. Reflects the effects of the Company's sale of its Transmedia franchise as of January 1, 1996 (the operations of Western Systems were sold January 3,
      1997) and the use of the proceeds to fund the acquisition. Accordingly, the pro forma consolidated financial statements do not include the operations of Western Systems or the investment income related to the proceeds from the sale.

7. Reflects interest expense associated with the bank debt obtained to partially fund the reverse acquisition. Interest on the bank debt ($450,000) is calculated using a 7.75% annual rate.

8.    Assumes a 35% current tax rate on pro forma adjustments.

9. Reflects interest expense associated with the bank debt obtained to partially fund the reverse acquisition. Interest on the bank debt ($112,000) is calculated using a 7.75% annual rate.

                                  Exhibit Index

Exhibit                                                                    Page


4         Credit Agreement dated as of July 29, 1997 between
          Registrant and The First National Bank of Chicago, individually and as agent.

10.15a Asset Purchase Agreement dated April 30, 1997, among Registrant, Amercian Country Insurance Company, American Country Financial Services Corp., American Country Holding Corp., David R. Markin, Martin L. Solomon, Allan R. Tessler, Wilmer J. Thomas, Jr., Daniel R. DeLeo, Edwin W. Elder and Wayne R. Hannah, Jr. (1)

10.15b    Amendment No. 1 to Asset Purchase Agreement dated as of May
          030, 1997. (1)

10.16     Investment Agreement dated as of April 30, 1997 among
          Registrant, Frontier Insurance Group, Inc., Martin L.
          Solomon and Wilmer J. Thomas, Jr. (1)

10.17     Agreement dated as of April 30, 1997 among Registrant,
          Frontier Insurance Group, Inc., William J. Barrett, Herbert
          M. Gardner, Martin L. Solomon and Wilmer J. Thomas, Jr. to create executive committee. (1)

10.18 Agreement dated as of April 30, 1997 among Registrant, Frontier Insurance Group, Inc., William J. Barrett, Herbert
          M. Gardner, Martin L. Solomon and Wilmer J. Thomas, Jr. regarding fees for mergers and acquisitions transactions.
          (1)

27        Financial Data Schedule

--------

(1) Filed as same numbered exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference thereto.